UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2018

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2018, Manitex International, Inc. (the “Company”) entered into a (a) Securities Purchase Agreement (the “Purchase Agreement”) and (b) Registration Rights Agreement (the “Registration Rights Agreement”) with Tadano Ltd., a Japanese company (“Tadano”).

Securities Purchase Agreement

Pursuant to the Purchase Agreement, the Company agreed to issue and sell to Tadano, and Tadano agreed to subscribe for, 2,918,542 shares of the Company’s common stock, no par value (the “Shares”), representing approximately 14.9% of the outstanding shares of common stock of the Company (based on the number of outstanding shares as of the date of the Purchase Agreement), at a purchase price of $11.19 per share and for an aggregate purchase price of approximately $32.7 million. The transactions contemplated by the Purchase Agreement closed on May 29, 2018 (the “Closing Date”). The Shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. Accordingly, the Shares are subject to certain restrictions and may not be transferred or resold without either registration under the Securities Act or the existence of another exemption from such registration requirements.

The Purchase Agreement contains customary representations, warranties, conditions, covenants and agreements for a transaction of this type. The Purchase Agreement provides that the Company is obligated to indemnify Tadano under certain circumstances based upon breaches of representations, warranties or covenants by the Company in the Purchase Agreement, subject to customary exceptions and limitations.

Pursuant to the Purchase Agreement, Tadano may not dispose of the Shares and is prohibited from shorting or otherwise hedging securities of the Company (or “derivative” securities based on securities issued by the Company) or otherwise engaging in similar transactions during a lockup period commencing on the Closing Date and continuing for the one-year period following the Closing Date, subject to certain exceptions (the “Lock-Up Period”). Tadano is also subject to certain consent and voting obligations under the Purchase Agreement, including with respect to any sale of the Company approved by its board of directors.

The Purchase Agreement also provides for certain rights of Tadano and certain limitations on the Company, subject in each case to Tadano continuing to meet certain minimum ownership requirements. Specifically, so long as Tadano owns at least a majority of the Shares, Tadano has certain preemptive rights to purchase its pro rata share of specified equity securities (including certain derivative and convertible securities) issued by the Company after the Closing Date. Additionally, so long as Tadano owns at least 10% of the Company’s issued and outstanding shares of common stock, the Company is prohibited, absent Tadano’s consent, from, among other items: (i) increasing the number of directors on the Company’s board of directors to a number greater than ten; (ii) entering into certain related person or affiliated transactions, subject to certain exceptions; and (iii) authorizing or approving any plan of dissolution of the Company, any liquidating distribution of the Company’s assets or other action relating to the dissolution or liquidation of the Company. The Purchase Agreement also contains certain restrictions on asset sales by the Company. In addition, so long as it owns at least 10% of the Company’s issued and outstanding shares of common stock, Tadano shall have the right to nominate one individual to serve on the Company’s board of directors.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, promptly upon written request by Tadano, which request may be made no sooner than the first anniversary of the date of the Registration Rights Agreement, the

Company has agreed to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 for purposes of registering the resale of the Shares or, if the Company is not at such time eligible for the use of Form S-3, on an alternative form that permits the resale of the Shares with the Commission. The Company has also agreed to use its reasonable best commercial efforts to cause such registration statement to be declared effective as soon as practicable following Tadano’s request that the registration statement be prepared and filed. Under certain circumstances, the Company may suspend the use of the prospectus included in such registration statement for not more than sixty consecutive days or a total of ninety days in any twelve-month period.

The Company has also agreed, among other things, to certain indemnification obligations under the Registration Rights Agreement with respect to Tadano, its officers, directors, managers, members, employees, agents and representatives, their respective successors and assigns, any persons deemed controlling persons of Tadano under the Securities Act and their respective officers, directors, managers, members, employees, agents and representatives. The Company has also agreed to pay all fees and expenses (including the legal fees of one counsel to Tadano but excluding any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of each of the Purchase Agreement and the Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference, the Company sold an aggregate of 2,918,542 Shares to Tadano pursuant to the Purchase Agreement. The offer, sale, and issuance of the shares are exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. Tadano has represented that it is acquiring the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Item 3.03. Material Modification of Rights of Security Holders.

In connection with the execution of the Purchase Agreement, the board of directors of the Company approved, and the Company entered into, an amendment (the “Amendment”) to the Rights Agreement, dated October 17, 2008, by and between the Company and American Stock Transfer & Trust Company, LLC as rights agent (the “Rights Agreement”). The Amendment, among other things, renders the Rights Agreement inapplicable to the Purchase Agreement and the transactions contemplated thereby. The foregoing description of the Amendment is qualified in its entirety by reference to the full text the Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Purchase Agreement described in Item 1.01 above, the Company and Tadano have agreed that, so long as Tadano owns at least 10% of the Company’s issued and outstanding shares of common stock, Tadano shall have the right to nominate one individual to serve on the board of directors, and the Company shall nominate and recommend Tadano’s nominee at each election when Tadano’s nominee has been nominated for election.

Pursuant to this arrangement, the Company’s board of directors approved an increase in the size of the board to seven members, and upon nomination by Tadano, appointed Ingo Schiller, President & CEO of Tadano America Corporation (a subsidiary of Tadano), to serve as a director of the Company, effective as of June 1, 2018. Mr. Schiller will serve as a director until the next annual meeting of shareholders of the Company or until his successor is duly elected and qualified. Mr. Schiller has not yet been appointed to any committees of the Board. Mr. Schiller’s compensation for his services on the board of directors has not yet been determined, but his compensation, when determined, will not be in excess of the compensation paid to any other non-employee director.

Item 8.01. Other Items.

On May 25, 2018, the Company issued a press release regarding the transactions referenced herein. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated as of May 24, 2018, by and between Manitex International, Inc. and Tadano Ltd.

10.2	Registration Rights Agreement, dated as of May 24, 2018, by and between Manitex International, Inc. and Tadano Ltd.

10.3	Amendment No. 1, dated as of May 24, 2018, to Rights Agreement, dated October 17, 2008, by and between Manitex International, Inc. and American Stock Transfer & Trust Company, LLC

99.1	Press Release dated May 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ David J. Langevin
Name:	David J. Langevin
Title:	Chief Executive Officer

Date: May 31, 2018